                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

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            14a-6(e)(2))

     / /    Definitive Proxy Statement

     /x/    Definitive Additional Materials

     / /    Soliciting Material Pursuant to Section 240.14a-12

                             BKF CAPITAL GROUP, INC.
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                (Name of Registrant as Specified in Its Charter)

                             STEEL PARTNERS II, L.P.
                             STEEL PARTNERS, L.L.C.
                             WARREN G. LICHTENSTEIN
                                  RONALD LABOW
                                  KURT SCHACHT
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    (Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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                                      -2-

            Steel Partners II, L.P.  ("Steel") is filing materials  contained in this Schedule 14A with the Securities and Exchange Commission in connection with the  solicitation of proxies in support of the election of the nominees of Steel to the Board of Directors of BKF Capital Group,  Inc. (the  "Company") and other business proposals at the 2005 annual meeting of the stockholders of the Company scheduled to be held on June 9, 2005, or any other meeting of stockholders  held
in  lieu  thereof,  and  any  adjournments,   postponements,   reschedulings  or
continuations thereof.

            Item 1: The following is an open letter to the  stockholders  of BKF
Capital Group, Inc. from Steel Partners II, L.P. dated May 24, 2005.

                            STEEL PARTNERS, II. L.P.

                    ATTENTION BKF CAPITAL GROUP STOCKHOLDERS!

This is an important  message  regarding the 2005 Annual  Meeting of BKF Capital
Group  scheduled to be held on June 9, 2005.  Steel Partners II, L.P. seeks your vote in favor of its three, highly qualified  independent directors for election at the 2005  Annual  Meeting  and  approval of  important  corporate  governance proposals  described  in  further  detail  in  our  proxy  statement  previously delivered to you. Your vote at the 2005 Annual  Meeting is critical.  This could be the last  opportunity  for you,  the true  owners of BKF, to once and for all show the Board of Directors that:

 >>   BKF SHOULD NOT BE IN THE BUSINESS OF LOSING MONEY

 >>   BKF SHOULD NOT BE A VEHICLE TO ENRICH ITS INVESTMENT PROFESSIONALS

 >>   BKF SHOULD NOT BE SLOW TO IMPLEMENT MODERN DAY CORPORATE GOVERNANCE REFORM

Steel Partners,  the largest  institutional  stockholder of BKF, believes that a change  within the Board of  Directors  of BKF is  necessary in order to achieve consistent profitability and implement much needed corporate governance reforms.
We urge you to vote the GOLD  proxy  card FOR  Steel  Partners'  three  director nominees,  Warren G.  Lichtenstein,  Kurt N. Schacht and Ronald  LaBow,  who are
committed  to  achieving  these  goals and  maximizing  the value of BKF for the benefit  of all  stockholders.  Our  nominees  are  committed  to  devoting  all necessary time required to fulfill their  fiduciary  duties as directors of BKF.
If elected,  Mr.  Lichtenstein  intends to comply with  guidelines  set forth by
Institutional  Shareholder  Services  limiting  the  number  of  public  company directorships that may be held by an individual.

               STEEL PARTNERS' SLATE OF NOMINEES IS COMMITTED TO:

                            CONSISTENT PROFITABILITY

                           CORPORATE GOVERNANCE REFORM

                             DIRECTOR ACCOUNTABILITY

                          MAXIMIZING STOCKHOLDER VALUE

    AFTER YEARS OF POOR FINANCIAL PERFORMANCE AND POOR CORPORATE GOVERNANCE,
             CAN YOU AFFORD TO BELIEVE WHAT BKF IS NOW TELLING YOU?

" . . .We feel that 2004 was a year in which we made progress in our development as a business."*

BKF  sustained an annual loss of $1.8 million in 2004 compared to an annual loss of $8.4 million in 2003. We do not call this progress, especially in an industry in which its public competitors are profitable.  If anything, 2004 was a year in which BKF made  progress  in the  enrichment  of its  investment  professionals.
Notwithstanding  heavy losses at the public holding  company level,  BKF's Board has  rewarded  Henry  Levin,  son  of  CEO  John  Levin,  over  $16  million  in compensation during the last two years. In order to truly maximize value for all stockholders, BKF must align compensation with bottom line performance.

"Our primary assets are our relationships  with people - clients and employees -
and we need to foster an  environment  in which they can have the  confidence to establish and maintain long-term relationships with us."*

You  can't  argue  that BKF has  made  its  relationship  with  employees  a top priority.  Frank Rango, one of two senior portfolio managers of the event-driven group,  has announced his intention to step down from his position as co-manager of the  event-driven  group (which generated 48% of BKF's total advisory fees in
2004) at the  conclusion  of 2005.  BKF admitted in its 2004 Form 10-K that "The change in  responsibilities  for Mr.  Rango may impact  the  ability of Levco to retain and attract clients with respect to its  event-driven  strategies and may impact the  revenues  generated  by the  event-driven  accounts."  Yet BKF later announced that it had rewarded Mr. Rango with a sweetheart  compensation package that  will  obligate  BKF to pay him  millions  but  lacks  any  post-employment restrictions.  IF MR.  RANGO  WERE TO START A  COMPETING  VENTURE,  THERE ARE NO
RESTRICTIONS ON HIS ABILITY TO SOLICIT BKF'S CLIENTS AND EMPLOYEES. This, in our
opinion, shows a patent disregard for BKF's stockholders.

                                       1

"In the early part of 2005,  BKF Capital Group took a number of steps to further enhance value for our stockholders."*

On the contrary,  we believe that the BKF Board's actions during early 2005 lack substance and are merely half-baked gestures to win your vote. BKF ONLY BEGAN TO
TAKE AN INTEREST IN CORPORATE  GOVERNANCE REFORM AFTER WE NOMINATED OUR SLATE OF
DIRECTOR  NOMINEES IN  OPPOSITION TO THE  INCUMBENT  BOARD.  The facts speak for themselves:

     o    BKF  modified  the  poison  pill so that it does not  apply to  tender offers  for  100%  of the  outstanding  shares  to the  extent  that a majority  of BKF shares are  acquired  in such  tender  offer AFTER WE
          SUBMITTED OUR NOMINATION.

     o    BKF announced a special  dividend of $0.925 per share and a new policy to commit  approximately 70% of annual free cash flow generated by BKF to the payment of dividends AFTER WE SUBMITTED OUR NOMINATION.

     o    BKF submitted for  consideration  at the 2005 Annual Meeting a charter amendment to declassify the Board AFTER WE SUBMITTED OUR NOMINATION.

     o    BKF submitted for  consideration  at the 2005 Annual Meeting a charter
          amendment  to  eliminate  the  supermajority   provision  for  certain
          fundamental transactions AFTER WE SUBMITTED OUR NOMINATION.

"Steel Partners' hostile efforts to displace a significant part of our board and gain influence over BKF Capital may hinder our business momentum,  especially in light of the fact that Steel is recognized not only as an investor in BKF but as a competitor with it as well."*

We believe that three straight years of losses,  increasing administrative costs and the Board's unwillingness to implement measures approved by its stockholders
(for three consecutive years the stockholders  have  overwhelmingly  supported a proposal requesting the Board to redeem the poison pill), has disproportionately allocated BKF's assets to its employees at the expense of BKF's stockholders.

We have previously attempted to publicly and privately voice our concerns to BKF about BKF's business operations,  specifically its compensatory  practices,  and have received no substantive response. For these reasons, we are conducting this proxy  fight as a last  resort  to  maximize  the  value of BKF  shares  for all stockholders. Furthermore, we think that it is irrelevant that Steel Partners is also in the  business of  investing  in public  companies.  BKF's three  largest stockholders  (other  than  Steel  Partners  and John  Levin),  one of whom also submitted a  stockholder  proposal for inclusion in BKF's proxy  statement,  are also in the business of investing in public companies.

AS THE  LARGEST  STOCKHOLDER  OF BKF,  STEEL  PARTNERS IS  COMMITTED  TO GETTING
ACTIVELY  INVOLVED TO PROTECT AND ENHANCE VALUE FOR ALL  STOCKHOLDERS.  It is an
extremely  important goal of Steel Partners to serve as a positive  influence to the  companies  in  which  we  invest  - from  both a  financial  and  corporate governance perspective.  This is fundamental to our business and reputation as a long-term value investor. Any inference that we may have ulterior motives has no merit and is a smoke screen to cloud the real issues in this  election.  We have no intention of engaging in any activity that would damage either our investment in BKF or our effectiveness as a catalyst for positive change.

We believe  that the best  opportunity  to bring about  meaningful  change is to elect our slate of  independent  nominees  and approve the  stockholder-friendly proposals set forth in our proxy statement.

                                                Thank you for your support,

                                                /s/ Warren Lichtenstein

                                                May 24, 2005

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* Quoted from Letter to Stockholders from BKF Board dated May 18, 2005.

                                       2

                                    IMPORTANT

             PLEASE SIGN, DATE AND RETURN THE GOLD PROXY CARD TODAY
                     IN THE POSTAGE-PAID ENVELOPE PROVIDED.

                    DO NOT SIGN ANY WHITE PROXY CARD THAT YOU
                         MAY RECEIVE FROM THE COMPANY.

           If your shares are held on your behalf by a broker or bank, please sign, date and return the GOLD proxy in the
            envelope provided and contact the person responsible for
            your account and ask them to ensure that your shares are
                             voted on the GOLD card.

   IF YOU HAVE ANY QUESTIONS, OR NEED ASSISTANCE IN VOTING YOUR SHARES, PLEASE
         CONTACT THE FIRM ASSISTING US IN THE SOLICITATION OF PROXIES:

                               MORROW & CO., INC.

                           445 Park Avenue, 5th Floor
                            New York, New York 10022
                                 (212) 754-8000

             BANKS AND BROKERAGE FIRMS, PLEASE CALL: (800) 654-2468
                   STOCKHOLDERS CALL TOLL FREE: (800) 607-0088
                         E-MAIL: STEEL.INFO@MORROWCO.COM